EXHIBIT 10.13 AGREEMENT BETWEEN MARTIN COMMUNICATIONS AND CLAUDIA SECURITY SYSTEMS LTD.
                            AGREEMENT OF THE PARTIES
AGREEMENT OF THE PARTIES

THIS AGREEMENT is made and entered into by and between Martin Communications, Inc., a wholly owned subsidiary of Harrison Digicom, Inc., (hereinafter Martin Communications, Inc), a Nevada Corporation and AS Claudia Turvasusteemid
(Claudia Security Systems Ltd.) (hereinafter Claudia Security Systems) a wholly owned Estonian Corporation, with its address Magadeleena 3, Tallinn, Estonia; and, referred to jointly as the "Parties".
	WHEREAS, the Parties intend to enter into an agreement and wish to engage in the business of establishing, marketing, operating under Security products and services to include the development of business and subsidiaries of Claudia Security Systems in Estonia, Latvia, Lithuania, and Ukraine; and
	WHEREAS, the Parties agree intend that 50% of Claudia Security Systems will be acquired by Martin Communications, Inc. in a direct stock swap, a mutual sharing of business opportunities in that both entities are pursuing to gain synergy in the marketplace.
NOWTHEREFORE, in consideration of the mutual promises and covenants exchange herein and other good valuable consideration the receipt and sufficiency of which is hereby acknowledged, Martin Communications, Inc. and Claudia Security Systems agree as follows:
That 50% of stock in Claudia Security Systems is to be owned by Martin Communications, Inc. in exchange for 1,200,000 shares of Harrison Digicom, Inc.
a public company, valued at US$1.00 (one dollar) per share for the purposes of this transaction. Stock shall be issued upon due diligence by both parties and within the guidelines of the Securities Exchange Commission (SEC).
This transaction is intended to be a tax-free exchange.

The current members of the Supervisory Board of Claudia Security Systems, namely Andrus Nurga and Toonia Michelis, shall be retained and remain in their positions for a period of not less than five (5) years, or as directed and agreed to by a resolution of the Supervisory Board. On completion of the stock transfer, the number of Supervisory Board members will be increased to four (4) members to include Howard Frantom and John Martin representing Martin Communications, Inc.
Claudia Security Systems will increase stock (share) capital with a non-monetary contribution. The non-monetary contribution shall be stocks of AS Claudia Turvasusteemid (Claudia Security Systems, Ltd.), and shall represent ownership of 50% (fifty percent) of the total number of preferred/ voting shares issued in the company are being transferred to Martin Communications, Inc. in this transaction.
The Parties shall make available to each other, and their respective officers, directors, attorneys, representatives and accountants, such documents, reports, and other information as may be reasonably requested to consummate the transaction contemplated herein. Any information received by or on behalf of any investigating party shall be deemed confidential information in accordance with the provision of the following paragraph.
Each of the Parties hereto shall, and shall cause their respective officers, directors, attorneys, representatives, employees, shareholders, affiliates and agents, to deep confidential as proprietary and privilege information, the negotiations of the parties respecting the consummation of the transaction contemplated hereby, and any other item which may be expressly identified or noticed as confidential. Notwithstanding the confidential information in order to proceed with the transaction contemplated hereby.
The foregoing Agreement is the entire agreement of the Parties with respect to the subject matter hereof, superseding any previous oral or written communication, representations, understandings or agreements, this Agreement may be modified only by a writing signed by all parties to this Agreement.
The Parties represent and warrant that they have the requisite power and authority to enter into the definitive agreements contemplated by this Agreement and that engagement of this Agreement will not violate any of the respective Parties' by-laws, articles of incorporation, or the terms of any contract, indenture or mortgage to which any of the Parties is subject to.
The Parties Hereby state that they, having the benefit of legal counsel, fully understand the terms and conditions of this Agreement.
Should any part, term or provision of this Agreement, except material breach items be determined by any tribunal, court or arbitrator to be illegal or invalid, the validity of the remaining parts terms or provision shall not be affected thereby, and the illegal or invalid part, term or provision shall be deemed not to be part of this agreement.
The parties agree that the failure of a Party at any time to require performance of any provision of this Agreement shall not affect, diminish, obviate or void in any way the "Parties" full right or ability to require performance of the same or any other provision of this Agreement at anytime thereafter.
The Parties agree that this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one in the same instrument.
The Agreement shall be governed by the laws of the Republic of Estonia and shall effect as a sealed instrument.
WHEREAS, the Parties have read the above agreement and attest that they have fully understood and knowingly accept its provisions in their entirety without reservation.

/s/ANDROS NURGA
Chairman Claudia Security Systems

/S/HOWARD FRANTOM
Chairman Martin Communications, Inc.

/s/JOHN W. BUSH
CEO Harrison Digicom

Dated: 1-22-99